As filed with the Securities and Exchange Commission on November 6, 2020
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PLAYAGS, INC.
(Exact name of Registrant as specified in its charter)

Nevada	46-3698600
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)
5475 S. Decatur Blvd., Ste #100
Las Vegas, NV 89118
(Address, including zip code, of Registrant’s principal executive offices)

PlayAGS, Inc. Omnibus Incentive Plan, as amended
(Full title of the plan)

Victor Gallo
PlayAGS, Inc.
c/o AP Gaming Holdco, Inc.
5475 S. Decatur Blvd., Ste #100
Las Vegas, NV 89118
(702) 722-6700
(Name, address, including zip code, and telephone number, including area code, of agent for service)
COPIES TO:
Monica K. Thurmond, Esq.
Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, NY 10019-6064
(212) 373-3000
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, par value $0.01 per share	3,000,000(2)	$3.065(3)	$9,195,000	$1,003.17

(1)
Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall be deemed to cover any additional securities to be offered or issued from stock splits, stock dividends or similar transactions.

(2)	Consists of shares of common stock issuable in respect of awards to be granted under the PlayAGS, Inc. 2018 Omnibus Incentive Plan, as amended.
(3)
Pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, the proposed maximum offering price per share was determined based on the average of the high and low prices of PlayAGS, Inc.’s common stock reported by the New York Stock Exchange as of November 3, 2020.

EXPLANATORY NOTE
The Company’s Registration Statement on Form S-8 filed with the Securities and Exchange Commission on January 26, 2018, File No. 333-222740, is hereby incorporated by reference. By such Registration Statement, the Company registered 3,500,000 shares of its common stock, par value $0.01 per share (“Common Stock”), that were reserved for awards granted under the Company’s 2014 Long-Term Incentive Plan and the Company’s 2018 Omnibus Incentive Plan (the “2018 Plan”).
On May 8, 2020, the board of directors of the Company approved an amendment to the 2018 Plan to increase the number of shares of Common Stock authorized for issuance thereunder from 1,607,389 shares to 4,607,389 shares, an increase of 3,000,000 shares (the “2020 Plan Amendment”), subject to stockholder approval at the 2020 Annual Meeting of Stockholders. On July 1, 2020, the stockholders approved the 2020 Plan Amendment. This Registration Statement is to register the additional 3,000,000 shares of the Company’s Common Stock, therefore increasing the total pool of shares of the Company’s Common Stock pursuant to the 2020 Plan Amendment to 4,607,389 million shares.
Pursuant to General Instruction E to Form S-8, the contents of such earlier Registration Statement are incorporated by reference into this Registration Statement, except that the provisions contained in Part II of such earlier registration statement are modified as set forth in this Registration Statement.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference
The following documents filed with the Commission by the Company are incorporated by reference in this Registration Statement:

1.	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on March 4, 2020 (the “2019 Annual Report”);

2.	The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, filed with the SEC on May 7, 2020 (the “First Quarter 10-Q”);

3.	The Company’s Quarterly Report on Form 10-Q for the second quarter ended June 30, 2020 filed with the SEC on August 5, 2020 (the “Second Quarter 10-Q”);

4.	The Company’s Quarterly Report on Form 10-Q for the third quarter ended September 30, 2020 filed with the SEC on November 5, 2020 (the “Third Quarter 10-Q”);

5.	The Company’s Current Reports on Form 8-K filed (and not furnished) with the SEC on March 20, 2020, May 1, 2020 and July 2, 2020.

6.
The description of the common stock set forth in the Company’s Registration Statement on Form 8-A filed pursuant to Section 12 of the Exchange Act on January 19, 2018, and any amendment or report filed for the purpose of updating any such description (including Exhibit 4.6 to the 2019 Annual Report); and

In addition, all reports and documents filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and made a part hereof from the date of the filing of such documents.

Item 8.	Exhibits
Exhibits

3.1
Certificate of Amended and Restated Articles of Incorporation of PlayAGS, Inc., effective January 29, 2018 (incorporated by reference to Exhibit 3.1 to PlayAGS, Inc.'s Annual Report on Form 10-K filed on March 5, 2019).

3.2	Amended and Restated Bylaws of PlayAGS,Inc., Adopted January 29, 2018 (incorporated by reference to Exhibit 3.2 to PlayAGS, Inc.'s Annual Report on Form 10-K filed on March 5, 2019).

5.1*	Opinion of Brownstein Hyatt Farber Schreck, LLP as to legality of the common stock

23.1*	Consent of PricewaterhouseCoopers LLP, independent registered certified public accounting firm

24.1*	Powers of Attorney (included on signature pages of this Part II)

*	Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act, PlayAGS, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Las Vegas, state of Nevada, on November 6, 2020.

PLAYAGS, INC.

By:	/s/ David Lopez
Name: David Lopez
Title: Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Victor Gallo, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him and her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.
Pursuant to the requirements of the Securities Act, this Registration Statement and Power of Attorney have been signed on November 6, 2020, by the following persons in the capacities indicated.

Signature	Title

/s/ David Lopez
David Lopez	Chief Executive Officer, President and Director (Principal Executive Officer)

/s/ Kimo Akiona
Kimo Akiona	Chief Financial Officer, Chief Accounting Officer and Treasurer (Principal Financial and Accounting Officer)

/s/ David Sambur
David Sambur	Director

/s/ Daniel Cohen
Daniel Cohen	Director

/s/ Yvette E. Landau
Yvette E. Landau	Director

/s/ Adam Chibib
Adam Chibib	Director

/s/ Geoff Freeman
Geoff Freeman	Director

/s/ Anna Massion
Anna Massion	Director